Exhibit 99.1

Contact:	Graham Smith – Chief Financial Officer
Advent Software, Inc.
301 Brannan Street
San Francisco, CA 94107
(415) 543-7696

ADVENT SOFTWARE REPORTS FOURTH QUARTER

AND FULL YEAR RESULTS

San Francisco, CA, Tuesday, January 31, 2006 - Advent Software, Inc. (NASDAQ: ADVS) today announced its financial results for the fourth quarter and fiscal year ended December 31, 2005.

RESULTS

Net revenues for the fourth quarter of 2005 were $45.1 million, compared with $43.0 million in the third quarter of 2005, and $41.0 million in the same quarter last year. Total revenues for the year ended December 31, 2005 were $169.0 million, compared with $150.0 million for the year ended December 31, 2004.

Expenses, including cost of revenues, for the fourth quarter of 2005 were $43.1 million, compared with $38.0 million in the third quarter, and $44.1 million in the same quarter last year. Expenses in the fourth quarter of 2005 included $1.7 million in amortization of intangibles. Total expenses, including cost of revenues, for the year ended December 31, 2005 were $162.6 million, compared with $168.1 million for the year ended December 31, 2004.

Interest income and other, net was $1.6 million for fourth quarter of 2005, compared with $977,000 in the third quarter of 2005 and $1.3 million in the fourth quarter of 2004.

Net income for the fourth quarter of 2005 was $3.9 million or $0.12 per diluted share, compared with a net income for the third quarter of $6.2 million or $0.19 per diluted share. The same quarter last year recorded a net loss of $717,000, or $0.02 per diluted share. Net income for the year ended December 31, 2005 was $14.2 million, or $0.44 per diluted share, compared to a net loss of $16.2 million, or $0.49 per diluted share, in 2004.

Cash, cash equivalents and short-term investments totaled $163.4 million as of December 31, 2005. This compares to $146.5 million as of September 30, 2005, and $165.5 million at December 31, 2004. Operating cash flow for the quarter was $12.3 million and $36.7 million for the full year.

PERSPECTIVE
“2005 was an impressive year for Advent, with the introduction of Advent Portfolio Exchange®, the release of new versions of Axys®, Moxy®, Geneva® and Advent Partner®, and the addition of 350 new clients across all our core product areas,” said Stephanie DiMarco, Chief Executive Officer of Advent. “We saw tremendous improvement in the company’s financial performance.  We also made significant progress in transitioning our business model to term pricing, signing a total of $22.8 million in new term license contracts during 2005.  We see this transition accelerating in 2006 and believe it to be extremely important for the long term.”

GUIDANCE
Advent issued the following guidance:

•                  Q1 2006 revenues are projected to be in the range of $39 million to $41 million;

•                  Full year 2006 revenues are projected to be in the range of $175 million to $180 million.

•                  Q1 2006 expenses, including cost of revenues, are projected to be in the range of $43 million to $45 million;

•                  Full year 2006 expenses are projected to be in the range of $177 million and $181 million, including amortization of developed technology and intangibles and stock-based compensation;

•                  Amortization of developed technology included in cost of revenues will be approximately $400,000 in Q1 2006 and total $1 million for full year 2006, and that related to other intangibles will be approximately $1.1 million in Q1 2006 and total $3.7 million for full year 2006;

•                  Stock-based compensation expenses will be approximately $3 million in Q1 2006 and $14 million for full year 2006;

•                  Interest income will be approximately $1.2 million per quarter in 2006; and

•                  Common shares outstanding will increase by roughly 1 percent in the first quarter from the fourth quarter ending share count of 31.1 million shares, excluding the possible effect of any stock repurchases.

INVESTOR CALL
Advent Software, Inc. will host its Q4 2005 year end earnings conference call at 5:00 p.m. Eastern time on Tuesday, January 31, 2006.  To participate via phone, please dial 888-812-3873 and request conference ID #4532692.  If you are unable to listen to the call at this time, a replay will be available through midnight February 7, 2006, by calling 800-642-1687, conference ID # 4532692.  The conference call will also be web-cast live, then archived on the Investor Relations page of www.advent.com.

ABOUT ADVENT
Advent Software, Inc. (www.advent.com), a multi-national firm, has been providing trusted solutions to the world’s leading financial professionals since 1983. Firms in 50 countries using Advent technology manage investments totaling more than US $8 trillion. Advent’s quality software, data, services and tools enable financial professionals to improve service and communication to their clients, allowing them to grow their business while controlling costs.

FORWARD LOOKING STATEMENTS
The forward looking statements included in this press release, including financial guidance for the first quarter and full fiscal year of 2006, which reflect management’s best judgment based on factors currently known, involve risks and uncertainties that could cause actual results to differ materially from our expectations and guidance. These risks and uncertainties include potential fluctuations in results and future growth rates, changes in the length of our sales cycles, the successful development and market acceptance of new products and product enhancements, the impact of initiatives by competitors, continued uncertainties and fluctuations in the financial markets, and other risks detailed in Advent’s filings with the Securities and Exchange Commission, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, as amended, copies of which may be obtained by contacting Advent Software at 415-645-1787, or by visiting Advent’s Investor Relations website at www.advent.com. The Company disclaims any intention or obligation to publicly update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

-FINANCIAL HIGHLIGHTS TO FOLLOW-

ADVENT SOFTWARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 31
	2005	2004
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$163,432	$165,529
Accounts receivable, net	33,507	32,778
Prepaid expenses and other	12,162	10,415

Total current assets	209,101	208,722
Property and equipment, net	16,009	18,432
Goodwill	94,335	99,393
Other intangibles, net	8,758	14,668
Other assets, net	12,131	13,362

Total assets	$340,334	$354,577

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,945	$2,825
Accrued liabilities	20,766	17,570
Deferred revenues	64,500	56,405
Income taxes payable	2,792	4,036

Total current liabilities	92,003	80,836
Deferred income taxes	1,122	2,250
Other long-term liabilities	5,252	5,816

Total liabilities	98,377	88,902

Stockholders’ equity:
Common stock	311	327
Additional paid-in capital	331,530	339,995
Accumulated deficit	(95,867)	(86,921)
Accumulated other comprehensive income	5,983	12,274

Total stockholders’ equity	241,957	265,675

Total liabilities and stockholders’ equity	$340,334	$354,577

ADVENT SOFTWARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31		Twelve Months Ended December 31
	2005	2004	2005	2004

Net revenues:
License and development fees	$10,731	$10,140	$39,159	$35,665
Maintenance and other recurring	28,216	24,731	107,315	95,098
Professional services and other	6,190	6,085	22,566	19,227

Total net revenues	45,137	40,956	169,040	149,990

Cost of revenues:
License and development fees	431	520	1,399	2,138
Maintenance and other recurring	7,481	6,866	29,432	27,820
Professional services and other	5,459	5,140	18,444	16,526
Amortization and impairment of developed technology	706	1,400	2,575	6,471

Total cost of revenues	14,077	13,926	51,850	52,955

Gross margin	31,060	27,030	117,190	97,035

Operating expenses:
Sales and marketing	10,204	11,119	40,209	38,893
Product development	7,819	7,940	30,386	32,260
General and administrative	9,747	8,124	34,035	26,641
Amortization and impairment of other intangibles	977	3,739	4,041	12,237
Restructuring charges (benefit)	320	(726)	2,039	5,133

Total operating expenses	29,067	30,196	110,710	115,164

Income (loss) from operations	1,993	(3,166)	6,480	(18,129)
Interest income and other, net	1,618	1,280	8,204	1,905

Income (loss) before income taxes	3,611	(1,886)	14,684	(16,224)
Provision for (benefit from) income taxes	(261)	(1,169)	523	20

Net income (loss)	$3,872	$(717)	$14,161	$(16,244)

Net income (loss) per share:
Basic	$0.12	$(0.02)	$0.46	$(0.49)
Diluted	$0.12	$(0.02)	$0.44	$(0.49)

Shares used to compute net income (loss) per share:
Basic	30,989	32,640	31,031	32,944
Diluted	33,165	32,640	32,474	32,944